Exhibit 99.1

NEWS RELEASE

	Contact:	Christopher L. Boone
Chief Financial Officer
936-631-2749
FOR IMMEDIATE RELEASE

DRG&E:
Jack Lascar / 713-529-6600
Anne Pearson / 210-408-6321

LUFKIN INDUSTRIES PUBLISHES
COMPANY & INVESTMENT PROFILE

LUFKIN, Texas, April 7, 2010 – Lufkin Industries, Inc. (NASDAQ: LUFK) (“Lufkin”) announced today that it has published its "Company & Investment Profile", which can be found on Lufkin's website at www.lufkin.com.

Lufkin’s Company & Investment Profile includes up-to-date discussions of the company’s business, operating and growth strategies, historical financial information, outlook for future periods, industry information, and more.  The Company & Investment Profile is being furnished on Form 8-K with the Securities and Exchange Commission.

The Company & Investment Profile is being published by Lufkin with the objective of providing more disclosure and transparency to the investment community regarding the company’s operations, goals, industry dynamics and conditions.  It is Lufkin's intent to continue to be proactive in communicating with investors. Investors and interested parties are encouraged to visit the website, www.lufkin.com to read or download the Company & Investment Profile.

Lufkin Industries, Inc. sells and services oil field pumping units, foundry castings and power transmission products throughout the world.  The Company has vertically integrated all vital technologies required to design, manufacture and market its products.

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Lufkin Industries, Inc. ♦ 601 South Raguet ♦ Lufkin, Texas 75902 ♦ (936) 634-2211